Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-180533) and Forms S-8 (Nos. 333-170211, 333-179810, 333-186065) of Pacific Biosciences of California, Inc. of our report dated March 23, 2011, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 15, 2013